SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934




         Date of Report (Date of earliest event reported) August 5, 2002

                        Harbourton Financial Corporation
                        --------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                   0-17832                   54-1208450
         --------                   -------                   ----------
         (State or other           (Commission             (I.R.S. Employer
         jurisdiction              File Number)            Identification No.)
         of incorporation)



                     8180 Greensboro Drive McLean, VA          22102
                     -----------------------------------------------
               (Address of principal executive offices)    (Zip Code)


         Registrant's telephone number, including area code    (703) 883-9757
                                                               --------------

Item 4.  Changes in Registrant's Certifying Accountant

On August 5, 2002, Harbourton Financial Corporation (the "Company") dismissed its independent accountants, Arthur Andersen LLP and engaged Deloitte and Touche LLP ("Deloitte") as the principal accountant to audit the Company's financial statements. The decision to change accountants was unanimously approved by the Company's audit committee and board of directors.

The reports of Arthur Andersen LLP had not, in the past two years, contained any adverse opinion, disclaimer of opinion or qualifications of the kind set out in Regulation S-B, Item 304(a)(1)(ii).

There have not been, to the Company's knowledge, any disagreements regarding the matters specified in Regulation S-B, Item 304(a)(1)(iv)(A) between the former accountants of the Company during the Company's last two fiscal years or in any subsequent interim period. During the last two fiscal years and subsequent interim period, Arthur Andersen did not advise the Company of any of the concerns or events specified in Regulation S-B, Item 304(a)(1)(iv)(B).

The Company did not consult with Deloitte and Touche during the Company's last two fiscal years and subsequent interim period regarding any of the matters specified in Regulation S-B, Item 304(a)(2).

         None of the conditions specified in Regulation S-B, Item 304(b)(1) through 304(b)(3) exist.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Businesses Acquired.
         Not applicable

(b)      Pro Forma Financial Information.
         Not applicable.

(c)      Exhibits
         1. The Company requested a letter from Arthur Andersen, LLP, regarding statements in this Form 8-K and made reasonable efforts to obtain the letter, but the Company has not been able to obtain a letter from Arthur Andersen.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 5, 2002             HARBOURTON FINANCIAL CORPORATION



                                            By: /s/ David W. Campbell
                                                -------------------------
                                                    David W. Campbell
                                                    Chairman of the Board